UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2011

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on the Form 8-K dated December 17, 2010 filed by Converted Organics Inc. ("Company," "we," "our," or "us"), on December 17, 2010, a Securities Purchase Agreement (the "Purchase Agreement") was entered into by and among the Company and certain institutional investors (collectively, "Buyers"). Upon the terms and subject to the Purchase Agreement, we agreed to sell to Buyers certain Notes (defined below) and Warrants (defined below) pursuant to a currently effective shelf registration statement on Form S-3 (Registration Number 333-167970) (the "Registration Statement"). Chardan Capital Markets, LLC, as placement agent, acted on a best efforts basis for the offering and received a placement fee equal to 8% of the gross proceeds raised from this transaction. The financing was completed in two tranches on December 17, 2010 and on March 7, 2011. The terms of the financing (including the second tranche) were all previously disclosed in the Company’s Form 8-K dated December 17, 2010 and are re-summarized below for convenience purposes.

Description of Notes

Pursuant to the terms of the Purchase Agreement, we agreed to sell to Buyers convertible notes in the aggregate original principal amount of $4,990,000 (the "Notes"), which Notes are convertible into shares of our common stock, such Notes to be purchased by Buyers in two tranches, the first of which involved the sale of Notes in the aggregate original principal amount of $3,939,473.68 (the "Initial Notes"), and the closing of the purchase of the Initial Notes occurred simultaneously with the execution of the Purchase Agreement (the "Initial Closing"). The Initial Notes were issued with an original issue discount of approximately 4.8%, and the purchase price of the Initial Notes was $3,750,000.

The second tranche involved the sale of Notes in the aggregate original principal amount of $1,050,526.32 (the "Additional Notes") and was consummated on March 7, 2011 (the "Additional Closing"). The Additional Notes were also issued with an original issue discount of approximately 4.8%, and the purchase price of the Additional Notes was $1,000,000. The Notes are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

The Notes are initially convertible into shares of common stock at a conversion price of $1.00 per share; provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. We also have the right, at our option, to permit the holder of the Notes to convert at a lower price specified by us for a period specified by us. We are required to repay the Notes in six equal installments, which commenced February 1, 2011, with respect to the Initial Notes, and which will commence April 8, 2011, which respect to the Additional Notes, either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 22 trading days prior to the installment payment date, and the value of our shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the "Installment Conversion Price"). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the "Pre-Installment Shares") to the Note holder 20 trading days prior to the applicable installment date based on the value of our shares during the 20 trading days preceding the delivery of the notice elect to pay in our shares. On the installment date, to the extent we owe the Note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the Note holder additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.

If an event of default occurs under the Notes, we must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.

The conversion price of all the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

Description of Warrants

Pursuant to the terms of the Purchase Agreement, we also issued to the Buyers warrants to acquire shares of common stock, in the form of three warrants: (i) "Series A Warrants", (ii) "Series B Warrants" and (iii) "Series C Warrants" (collectively, the "Warrants"). The Warrants were issued in two tranches on the dates the Initial Notes and Additional Notes were issued, on a pro rata basis based on the principal amount being issued in the applicable closing based on the aggregate principal amount that could be issued at both closings.

The Series B Warrants became exercisable on February 28, 2010, the date upon which shareholder approval was obtained in connection with the financing, and expire on November 28, 2011. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000. As of the date hereof, the exercise price of the Series B Warrants is $0.345 per share.

To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrant from the holder at its Black-Scholes value.

If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days, we may force the exercise of the Series B Warrants if we meet certain conditions.

The Series A and Series C Warrants became exercisable on February 28, 2010, the date upon which shareholder approval was obtained in connection with the financing, and have a five year term. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock were issued at the Additional Closing). The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock were issued at the Additional Closing); provided that the Series C Warrants may only be exercised by each holder in the same proportion as such holder has already exercised its Series B Warrants. For example, if a holder has exercised 20% (by dollar value) of its Series B Warrants, then it may exercise 20% (by dollar value) of its Series C Warrants.

If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). As of the date hereof, the exercise price of the Series A Warrants and Series C Warrants is $0.312 per share.

To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at its Black-Scholes value.

The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

Other Covenants in Purchase Agreement

In the Purchase Agreement, we agree to, among other things, (i) not issue any securities for a period of 90 days from the date of the Purchase Agreement, (ii) not to enter into a variable rate transaction at any time while the Notes or Warrants are outstanding, (iii) for a period of one year from the date of the Purchase Agreement to allow the Buyers to participate in future financing transactions; and (iv) to hold a shareholder meeting by February 28, 2011.

Important Notice regarding the Purchase Agreement, Notes and Warrants

The foregoing descriptions of the Purchase Agreement, the Note and the Warrants and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Note and the Warrants. Copies of the Purchase Agreement, the Note and the Warrants are attached hereto as exhibits and are incorporated herein by reference.

The Purchase Agreement, the Note and the Warrants have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

4.1 Form of Convertible Note (incorporated by reference to Exhibit 4.1 of the Form 8-K filed December 17, 2010)

4.2 Form of Series A Warrant (incorporated by reference to Exhibit 4.2 of the Form 8-K filed December 17, 2010)

4.3 Form of Series B Warrant (incorporated by reference to Exhibit 4.3 of the Form 8-K filed December 17, 2010)

4.4 Form of Series C Warrant (incorporated by reference to Exhibit 4.4 of the Form 8-K filed December 17, 2010)

10.1 Securities Purchase Agreement by and among COIN and Buyers (incorporated by reference to Exhibit 10.1 of the Form 8-K filed December 17, 2010)

10.2 Placement Agency Agreement (incorporated by reference to Exhibit 10.2 of the Form 8-K filed December 17, 2010)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

March 8, 2011	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: Chief Executive Officer